UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2010

iSHARES® S&P GSCI™ COMMODITY-INDEXED TRUST

(Exact name of registrant as specified in its charter)

iSHARES® S&P GSCI™ COMMODITY-INDEXED

INVESTING POOL LLC

(Rule 140 Co-Registrant)

(Exact name of registrant as specified in its charter)

Delaware	001-32947 (Registrant) 001-32948 (Co-Registrant)	51-6573369 (Registrant) 34-2061331 (Co-Registrant)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o BlackRock Asset Management International Inc.

400 Howard Street

San Francisco, California 94105

Attn: Product Management Team

Intermediary Investor and Exchange-Traded Products Department

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 670-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

The iShares® S&P GSCI™ Commodity-Indexed Trust (the “Trust”) is expected to resume creation of new shares on April 27, 2010 at 9:30 a.m. ET. Creation of new shares of the Trust has been suspended since August 24, 2009.

The shares are currently trading at a premium to the net asset value of the Trust (“NAV”). It is possible that the resumption of creation activity, even on a limited basis, could reduce or remove any premium over NAV. Investors are cautioned that paying a premium over NAV for shares can lead to additional losses for the investor if the investor sells such shares at a time when the premium is no longer present in the market place.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Press release dated April 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2010

iShares® S&P GSCI™ Commodity-Indexed Trust* (Registrant)

By:	BlackRock Asset Management International Inc.

By:	/s/ Stephen Messinger
Name:	Stephen Messinger
Title:	Managing Director

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Managing Director

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC (Rule 140 Co-Registrant)

By:	BlackRock Asset Management International Inc., its Manager

By:	/s/ Stephen Messinger
Name:	Stephen Messinger
Title:	Managing Director

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Managing Director

*	The registrant is a trust. The individuals specified above are signing in their capacities as officers of BlackRock Asset Management International Inc., the sponsor of the trust.